Templeton Global Opportunities Trust

Meeting of Shareholders, May 26, 2006



                                                   I # 242513 v.1
Name of Registrant:
Franklin Strategic Mortgage Portfolio
File No. 811-07288


EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders


A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; to approve amendments to certain of the Trust's fundamental investment restrictions (including eight Sub-Proposals); and to approve the elimination of certain of the Trust's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the
Trust: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson, John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Trust's fundamental investment restrictions (including eight Sub-Proposals) and the elimination of certain of the Trust's fundamental investment restrictions. No other business for the Trust was transacted at the meeting.

The results of the voting at the meeting with respect to the Trust are as follows.

Proposal 1.    The election of Trustees:



Name             For     % of   % of  Withhe  % of   % of
                        Outsta Voted    ld   Outsta  Vote
                        nding  Share          nding    d
                        Shares   s           Shares  Shar
                                                      es

Harris J.     21,279,79 71.693 98.53  317,58  1.070%  1.47
Ashton        6.020     %      0%     4.411   1.044%  0%
Robert F.     21,287,46 71.719 98.56  309,91  1.056%  1.43
Carlson       3.690     %      5%     6.741   1.090%  5%
Sam Ginn      21,284,03 71.707 98.54  313,34  1.056%  1.45
Edith E.      4.036     %      9%     6.395   1.060%  1%
Holiday       21,273,91 71.673 98.50  323,46  1.003%  1.49
Frank W. T.   8.334     %      2%     2.097   1.010%  8%
LaHaye        21,283,97 71.707 98.54  313,40  1.160%  1.45
Frank A.      8.913     %      9%     1.518   1.062%  1%
Olson         21,282,71 71.703 98.54  314,66          1.45
Larry D.      7.891     %      3%     2.540           7%
Thompson      21,299,74 71.760 98.62  297,63          1.37
John B.       9.688     %      2%     0.743           8%
Wilson        21,297,58 71.753 98.61  299,79          1.38
Charles B.    7.983     %      2%     2.448           8%
Johnson       21,253,04 71.603 98.40  344,33          1.59
Gregory E.    5.550     %      6%     4.881           4%
Johnson       21,282,26 71.701 98.54  315,11          1.45
              7.362     %      1%     3.069           9%




Proposal 2.    To approve an Amended and Restated Agreement and
Declaration of Trust:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,587,371.8 52.515%  72.173%
           03
Against     270,853.37   0.912%   1.254%
           1                     4.375%

Abstain     944,935.25   3.184%   4.375%
           7
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21,597,380.4 72.763%  100.000
           31                    %

Proposal 3.    To approve amendments to certain of the Trust's
fundamental investment restrictions (includes eight Sub-
Proposals):

(a) To amend the Trust's fundamental investment restriction regarding borrowing:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,299,244.7 51.544%  70.839%
           31
Against     544,555.873  1.835%   2.522%
Abstain     959,359.827  3.232%   4.441%
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21597380.431 72.763%  100.000
                                 %


(b) To amend the Trust's fundamental investment restriction regarding underwriting:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,388,762.6 51.846%  71.253%
           25
Against     397,269.096  1.338%   1.839%
Abstain     1,017,128.71 3.427%   4.710%
           0
Broker Non- 4,794,220.00 16.152%  22.198%
votes
Total       21,597,380.4 72.763%  100.000
           31                    %


(c) To amend the Trust's fundamental investment restriction regarding lending:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For        15,242,075.7 51.351%  70.574%
           80
Against    557,178.871  1.878%   2.580%
Abstain    1,003,905.78 3.382%   4.648%
           0
Broker Non-4,794,220.00 16.152%  22.198%
votes      0
Total      21,597,380.4 72.763%  100.000
           31                    %

(d) To amend the Trust's fundamental investment restriction regarding investments in real estate:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,397,623.8 51.875%  71.294%
           75
Against     441,714.493  1.489%   2.045%
Abstain     963,822.063  3.247%   4.463%
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21,597,380.4 72.763%  100.000
           31                    %


(e) To amend the Trust's fundamental investment restriction regarding investments in commodities:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,100,180.8 50.873%  69.917%
           67
Against     709,205.755  2.390%   3.283%
Abstain     993,773.809  3.348%   4.602%
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21,597,380.4 72.763%  100.000
           31                    %


(f) To amend the Trust's fundamental investment restriction regarding issuing senior securities:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For        15,125,005.9 50.957%  70.032%
           63
Against    676,559.982  2.279%   3.132%
Abstain    1,001,594.48 3.375%   4.638%
           6
Broker Non-4,794,220.00 16.152%  22.198%
votes      0
Total      21,597,380.4 72.763%  100.000
           31                    %


(g) To amend the Trust's fundamental investment restriction regarding industry concentration:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,319,706.6 51.613%  70.933%
           98
Against     464,509.831  1.565%   2.151%
Abstain     1,018,943.90 3.433%   4.718%
           2
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21,597,380.4 72.763%  100.000
           31                    %

(h) To amend the Trust's fundamental investment restriction regarding diversification of investments:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,560,983.2 52.426%  72.050%
           39
Against     363,522.231  1.225%   1.684%
Abstain     878,654.961  2.960%   4.068%
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21,597,380.4 72.763%  100.000
           31                    %


Proposal 4.    To approve the elimination of certain of the
Trust's fundamental investment restrictions:

            Shares Voted  % of    % of
                        Outstand  Voted
                          ing    Shares
                         Shares

For         15,104,611.2 50.888%  69.937%
           06
Against     752,066.278  2.534%   3.482%
Abstain     946,482.947  3.189%   4.383%
Broker Non- 4,794,220.00 16.152%  22.198%
votes       0
Total       21,597,380.4 72.763%  100.000
           31                    %